As filed with the Securities and Exchange Commission on March 3, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
MINDSPEED TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-0616769
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
4000 MacArthur Boulevard, East Tower
Newport Beach, CA 92660-3095
(949) 579-3000
(Address, including zip code, and telephone number, including area code, of registrant’sprincipal executive offices)
Brandi R. Steege
Vice President, Legal, and Secretary
Mindspeed Technologies, Inc.
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095
(949) 579-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Robert M. Mattson, Jr.
Brandon C. Parris
Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105
(415) 268-7000
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ No. 333-160322
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Aggregate
Title of each class of	maximum	Amount of
securities to be registered	offering price	registration fee (2)
Common stock, par value $.01 per share (1)	$3,052,500	$217.65

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. Each share of common stock registered hereunder includes an associated Series A junior participating preferred stock purchase right (a “Series A Right”) and an associated Series B junior preferred stock purchase right (a “Series B Right”). Until the occurrence of certain prescribed events, none of which has occurred, the Series A Rights and the Series B Rights are not exercisable, are evidenced by certificates representing the common stock, and may be transferred only with the common stock. No separate consideration is payable for the Series A Rights or the Series B Rights.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462 (b) of the Securities Act of 1933, as amended.

SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.2

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3.
          This Registration Statement relates to the shelf registration statement on Form S-3 (File Number 333-160322) (the “Prior Registration Statement”) declared effective on July 10, 2009 by the Commission and is being filed for the purpose of registering up to $3,052,500 additional aggregate dollar amount of shares of the Registrant’s Common Stock, par value $0.01 per share. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 3rd day of March, 2010.

MINDSPEED TECHNOLOGIES, INC.
By	/s/ Bret W. Johnsen
Bret W. Johnsen
Senior Vice President, Chief Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raouf Y. Halim Raouf Y. Halim	Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2010

/s/ Bret W. Johnsen Bret W. Johnsen	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 3, 2010

***	Chairman of the Board of Directors	March 3, 2010
Dwight W. Decker

***	Director	March 3, 2010
Michael T. Hayashi

***	Director	March 3, 2010
Ming Louie

***	Director	March 3, 2010
Thomas A. Madden

***	Director	March 3, 2010
Jerre L. Stead

***	By:	/s/ Bret W. Johnsen Bret W. Johnsen Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney*

*	Previously filed as Exhibit 24.1 to the Registration Statement on Form S-3 (File No. 333-160322), which was declared effective by the Securities and Exchange Commission on July 10, 2009, and incorporated by reference herein.